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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38559) of RMI Titanium Company of our report dated June 24, 1999, appearing on page 1 of the Annual Report of The RMI Titanium Company Employee Savings and Investment Plan which appears as Exhibit 99.1 to the Annual Report on Form 10-K of RTI International Metals, Inc. for the year ended December 31, 1998, as amended by this Form 10-K/A. We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38340) of RTI International Metals, Inc. of our report dated June 24, 1999, appearing on page 1 of the Annual Report of The RMI Titanium Company Bargaining Unit Employees Savings and Investment Plan which appears as Exhibit 99.2 to the Annual Report on Form 10-K of RMI Titanium Company for the year ended December 31, 1998, as amended by this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Pittsburgh, PA
June 30, 1999